UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009 (November 19, 2009)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Chemin de Blandonnet 2 Building F, 7th Floor Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 19, 2009, the Board of Directors of Transocean Ltd. (the “Company”) appointed Robert J. Saltiel to the position of Executive Vice President and Chief Operating Officer effective December 1, 2009. Steven L. Newman will remain President of the Company and, as previously announced, will become Chief Executive Officer during the first quarter of 2010 when Robert L. Long retires. Also on November 19, 2009, the Executive Compensation Committee of the Board of Directors approved an increase in Mr. Saltiel’s base salary and 2009 annual cash bonus opportunity percentage effective December 1, 2009. Mr. Saltiel’s base salary and 2009 annual cash bonus opportunity percentage are set forth in Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	Base Salary and 2009 Annual Cash Bonus Opportunity Percentage for Mr. Saltiel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: November 23, 2009	By	/S/ MARGARET C. FITZGERALD
Margaret C. Fitzgerald Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	Base Salary and 2009 Annual Cash Bonus Opportunity Percentage for Mr. Saltiel.